Exhibit 10.3

GUARANTY

This Guaranty (the “Guaranty”) is made as of October 13, 2017 (“Effective Date”), by Hispania Petroleum, S.A.,  incorporated in Spain with registered office at Avda Alcade Ramirez Bethencourt, 25, Planta baja, local 15, Las Palmas, Gran Canaria (the “Guarantor”) in favor of Capstone Turbine Corporation, a  Delaware corporation, located at 21211 Nordhoff Street, Chatsworth, CA 91311 USA (the “Company”).

1.Recitals.  This Guaranty is made with respect to the following facts and circumstances:

(a)Guarantor, at the solicitation of Turbine International, LLC., a Delaware limited liability company, located at 1209 Orange St., Corporation Trust Center, Wilmington, DE 19801 (the “Distributor”) requests that the Company grant Credit to Distributor in relation to the Distributor Agreement, Promissory Note, and Assignment of Accounts Receivables (collectively, the “Agreements”) between the Company and Distributor.  Guarantor agrees to guarantee repayment of the Credit to the Company as herein described.  The term “Credit” is used throughout this Guaranty in its broadest sense and shall include all obligations of Distributor to the Company incurred under the Agreements between Distributor and the Company that relate to Guarantor’s performance.

(b)The Company would not agree to enter into the Agreements unless the Guarantor agreed to guarantee the obligations of the Distributor as provided in this Guaranty, and the Guarantor, as a material inducement and consideration to the Company is willing to execute and deliver this Guaranty and to agree to and be bound by its terms.

2.Guaranty.

2.1.Guaranty of Obligations.  The Guarantor unconditionally, absolutely and irrevocably guarantees to the Company, and to its successors and assigns, the full and prompt payment when due (whether by acceleration or otherwise) of all Credit extended to Distributor under the applicable Agreements.  Unless specified herein to the contrary, Guarantor’s liability hereunder shall be unlimited.

2.2.Guaranty of Payment.  The liability of the Guarantor on this Guaranty is a guaranty of payment and performance and not of collectability, and is not conditional or contingent on the genuineness, validity, regularity or enforceability of the Agreements or the pursuit by the Company of any remedies that it now has or may hereafter have with respect thereto.

2.3.Continuing Guaranty.  This Guaranty is a continuing guaranty of the indebtedness and obligations of the Distributor under the Agreement, including any and all such indebtedness and obligations pursuant to the Agreement which are renewed, extended, compromised, refinanced or restructured from time to time.

2.4.Independent Obligations.  The Guarantor agrees that it is directly and primarily liable to the Company, that the Guarantor's obligations hereunder are independent of the indebtedness and the obligations of the Distributor under the Agreement, and that a separate action or actions may be brought and prosecuted against the Guarantor, whether or not action is brought against the Distributor or whether or not the Distributor is joined in any such action or actions.

2.5Intentionally Left Blank.

2.6No Obligation to Extend Credit.  Guarantor understands and agrees that this Guaranty shall not constitute a commitment, of any nature whatsoever, by the Company to renew or hereafter extend Credit to Distributor.

2.7Liens and Set-Off Against Guarantor.  In addition to all liens upon and rights of setoff against the money, securities or other property of Guarantor given to the Company by law, the Company shall have a security interest in or a right of setoff against all money, securities and other property of Guarantor now or hereafter in the possession of or on deposit with the Company, whether held in general or special account or deposit or for safekeeping or otherwise; and each such security interest or right of setoff may be exercised without demand upon, or notice to Guarantor.  No action or non-action by the Company with respect to any security interest or right of setoff shall be deemed a waiver thereof; and every right of setoff or security interest shall continue in full force and effect until specifically released by Company in writing.

3.Consents by Guarantor.

3.1.Consents.  The Guarantor hereby authorizes the Company, without notice or demand and without affecting the Guarantor's liability hereunder, from time to time to:

3.1.1.  Changes in Terms.  Renew, compromise, extend, refinance, accept partial payments, accelerate or restructure the indebtedness and obligations of the Distributor under the Agreements or otherwise change the time for payment or the terms of any such indebtedness or obligations, or any part thereof, including, without limitation, increasing or decreasing the amount thereof (whether through the extension of new credit or otherwise) or increasing or decreasing the rate of interest thereon.

3.1.2.  Amendment of Documents.  Waive, amend, rescind, modify or otherwise change any of the terms or provisions of the Agreements.

3.1.3.  Liquidation of Guaranteed Obligations.  Settle, release, compromise, collect or otherwise liquidate any of the indebtedness or obligations of the Distributor under the Agreements, or any part thereof, and any security or collateral therefor in any manner as the Company may determine in its sole and absolute discretion.

3.1.4.  Collateral.  Take and hold collateral to secure the payment and performance of the indebtedness and obligations of the Distributor under the Agreements and exchange, enforce, waive and release any such collateral, and apply such collateral and direct the order or manner of sale thereof as the Company in its sole and absolute discretion may determine.

3.2.    Non-Release of Guarantor.  The Guarantor agrees that the Company may do any or all of the matters specified in Section 3.1 in such manner, upon such terms, and at such times, as the Company, in its sole and absolute discretion, deems advisable, without, in any way or respect, impairing, affecting, reducing or releasing the Guarantor from its undertakings hereunder and the Guarantor hereby consents to each and all of the matters specified in Section 3.1.

4.Waivers.

4.1.Defenses.  The Guarantor hereby waives any right to assert against the Company as a defense, counterclaim, setoff or cross-claim, any defense (legal or equitable), counterclaim, setoff or cross-claim which the Guarantor may now or at any time hereafter have under applicable law, rule, arrangement or relationship against the Distributor, or either of them, or the Company or any other party.  The Guarantor waives all defenses, counterclaims, cross-claims and setoffs of any kind or nature arising, directly or indirectly, from the present or future lack of perfection, sufficiency, validity or enforceability of the Agreements or any security interest thereunder.  Guarantor waives all right to require the Company to proceed against Distributor or any other person or pursue any other remedy in Company’s power whatsoever.

4.2.Presentment, Demand and Notice.  The Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protests, notices of dishonor, notices of default, notice of acceptance of this Guaranty, diligence and notices of the existence, creation or incurrence of the indebtedness and obligations of the Distributor under the Agreements or of new or additional indebtedness or obligations of the Distributor incurred or created after the date of this Guaranty, and all other demands, notices or formalities of whatsoever kind to which the Guarantor may be entitled under applicable law.

4.3.Remedies Against Distributor or Guarantor.  As a condition to payment or performance by the Guarantor under this Guaranty, the Company shall not be required to, and the Guarantor hereby waives any and all rights to require the Company to, prosecute or seek to enforce any remedies against the Distributor, or any other party liable to the Company on account of the indebtedness and obligations of the Distributor under the Agreements or to require the Company to seek to enforce or resort to any remedies with respect to any security interests, liens or encumbrances granted to the Company by the Distributor, or any other party on account of the indebtedness and obligations of the Distributor under the Agreements.  The Company may maintain successive actions for each default hereof.

4.4.  Subrogation Rights.  Until all the terms, covenants and conditions of the Agreements on the Distributor’s part to be performed and observed are fully performed and observed, the Guarantor shall have no right of subrogation, reimbursement, exoneration, indemnity or contribution against the Distributor, by reason of any payments or acts of performance by the Guarantor in compliance with the obligations of the Guarantor under this Guaranty; provided that, notwithstanding the foregoing, the Guarantor shall have no right of subrogation, reimbursement, exoneration, indemnity, contribution or any other rights that would result in the Guarantor being deemed a creditor of the Distributor under the United States Bankruptcy Code, and the Guarantor irrevocably waives all such rights and the right to assert any such rights until such time as Guarantor has fully and irrevocably performed under this Guaranty.

4.5 Qualification of Waivers.  Notwithstanding any term in this Section 4 or elsewhere in this Guaranty to the contrary, to the extent that Distributor, has any counterclaim, set-off or cross-claim rights against the Company in connection with its obligations under the Agreements, the Guarantor shall be an additional, third party beneficiary of those counterclaim, set-off or cross-

claim rights and Guarantor shall have the right to directly exert such counterclaim, set-off or cross-claim rights on Guarantor’s behalf in connection with Guarantor’s obligations under this Guaranty.

4.6Authorization of Signatory.  If Guarantor is a corporation, partnership, or Trust, the Company need not inquire into the power of Guarantor or the authority of its officers, directors, partners or agents acting or purporting to act in its behalf and any Credit granted in reliance upon the purported exercise of such power or authority is hereby guaranteed.

5.Waiver of Suretyship Defenses.  The Guarantor agrees that nothing contained in this Guaranty shall prevent the Company from suing on the Agreements or from exercising any rights available to it under the Agreements, and that the exercise of any of these rights shall not constitute a legal or equitable discharge of the Guarantor.  The Guarantor understands that the exercise by the Company of certain rights and remedies contained in the Agreements may affect or eliminate the Guarantor's right of subrogation against the Distributor and that the Guarantor may therefore succeed to a partially or totally nonreimbursable liability hereunder.  Nevertheless, the Guarantor hereby authorizes and empowers the Company to exercise, in its sole and absolute discretion, any rights and remedies, or any combination of rights and remedies, that may then be available, since it is the intent and purpose of the Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.  Without limiting the generality of the foregoing, the Guarantor expressly waives any and all benefits under California Civil Code §§ 2809, 2810, 2819, 2845, 2849, 2850, and 2855.

6.Subordination. At any time when Distributor is in default, beyond any applicable cure periods, of any of its indebtedness or obligations under the Agreements, any and all indebtedness of the Distributor, now or hereafter held by the Guarantor shall be subordinated and junior in right of payment to the indebtedness and obligations of the Distributor to the Company under the Agreements and no payments on account of any such indebtedness shall be made by Distributor, nor received or collected by Guarantor, until all indebtedness and obligations of the Distributor to the Company under the Agreements have been irrevocably paid and performed in full.  Alternatively, any such indebtedness of Distributor to Guarantor, if the Company so requests, shall be collected, enforced and received by Guarantor as trustees for the Company and be paid over to Company on account of the Credit but without reducing or affecting in any manner the liability of Guarantor herein.  Should Guarantor fail to collect proceeds of debt owed to it by Distributor and pay the proceeds to the Company, Company as Guarantor’s attorney-in-fact may do such acts and sign such documents in Guarantor’s name as Company considers necessary to effect such collection.

7.Bankruptcy.

7.1.  Liability of Guarantor Unaffected.  The liability of the Guarantor under this Guaranty shall in no way be affected by:  the release or discharge of the Distributor, in any creditor proceeding, receivership, bankruptcy or other proceeding; the impairment, limitation or modification of the liability of the Distributor, or any remedy for the enforcement of the liability of the Distributor, resulting from the operation of any present or future provision of the United States Bankruptcy Code or any bankruptcy, insolvency, debtor relief statute (state or federal), or any other statute, or from the decision of any court, the rejection or disaffirmance of the indebtedness or obligations of the Distributor, under the Agreements, or any portion thereof, in any such proceeding; or the cessation, from any cause whatsoever, whether consensual or by operation of law, of the liability of the Distributor, to the Company.

8.Financial Condition of Distributor.  The Guarantor is presently informed of the financial condition of the Distributor and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the indebtedness and obligations of the Distributor under the Agreements.  The Guarantor hereby covenants that it will keep itself informed of the Distributor’s financial condition and of all other circumstances which bear upon the risk of nonpayment.  The Guarantor waives any duty on the part of the Company to disclose to the Guarantor any facts it may now or hereafter know about the Distributor, regardless of whether the Company has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume, or has reason to believe that such facts are unknown to the Guarantor, or has a reasonable opportunity to communicate such facts to the Guarantor, it being understood and agreed that the Guarantor is fully responsible for being and keeping informed of the financial condition of the Distributor and of all circumstances bearing on the risk of nonpayment of the indebtedness and obligations of the Distributor under the Agreements.

9.Termination of Guaranty.  The Guarantor's obligations under this Guaranty shall continue in full force and effect and this Guaranty shall not terminate until the indebtedness and obligations of the Distributor under the Agreements are fully paid, performed and discharged.  The indebtedness and obligations of the Distributor under the Agreements shall not be considered fully paid, performed and discharged unless and until all payments by the Distributor to the Company are no longer subject to any right on the part of any person, including, without limitation, the Distributor, as debtor-in-possession, or any trustee or receiver in bankruptcy, to set aside such payments or seek to recoup the amount of such payments, or any part thereof.  The foregoing shall include, without limitation, all rights to recover preferences voidable under the United States Bankruptcy Code.  In the event that any such payments by the Distributor to the Company are set aside after the making thereof, in whole or in part, or settled without litigation, to the extent of any such settlement, all of which is within the Company's sole and absolute discretion, the Guarantor shall be liable for the full amount the Company is required to repay plus costs, interest, attorneys' fees and any and all expenses which the Company paid or incurred in connection therewith.

10.Other Provisions.

10.1.  Expenses.  The Guarantor agrees to pay all attorneys' fees and all other costs and expenses which may be incurred by the Company in the collection from Distributor of any Credit, and in the enforcement by the Company of this Guaranty.

10.2.  Interest.  All amounts required to be paid to the Company by the Guarantor pursuant to the provisions of this Guaranty (including, without limitation, pursuant to Section 2 and 10.1 hereof) shall bear interest from the date upon which such amounts are due to the date of payment thereof at a rate equal to 5% over the inter-bank lending rate from time to time.  All payments of such amounts by the Guarantor shall include any such accrued interest.

10.3.  Governing Law.  The validity, construction and performance of this Guarantee shall be governed by the laws of the State of California, without regard to the laws as to choice or conflict of laws.  In any action brought under or arising out of this Guaranty, the undersigned hereby consents to the jurisdiction of any competent federal or state court within the State of California, and consent to service of persons by any means authorized by California or federal law.

10.4.  Entire Agreement.  This Guaranty embodies the entire agreement and understanding between the Company and the Guarantor pertaining to the subject matter of this Guaranty, and supersedes all prior agreements, understandings, negotiations, representations and discussions, whether verbal or written, of such parties, pertaining to that subject matter.  In executing this Guaranty, Guarantor is acting in its own capacity and not as an agent or other authorized party of Distributor, and nothing herein is intended to or shall constitute a modification of the Agreements or any other agreements between the Company and Distributor.

10.5.  Assignment; Binding Effect.  Neither this Guaranty nor any rights or obligations under this Guaranty may be assigned by the Guarantor without the prior written consent of the Company, which the Company is under no obligation to give.  The provisions of this Guaranty shall bind and inure to the benefit of the Company and the Guarantor and their respective heirs, executors, personal representatives, successors and assigns.

10.6.  Notices.  Whenever the Company or the Guarantor desire or are required to give any notice, demand or request with respect to this Guaranty, each such communication shall be in writing and shall be given by personal service, overnight mail service with proof of delivery or mailed by certified mail, postage prepaid, return receipt requested, addressed as set forth in the first paragraph of this Guaranty.  Such communications sent shall be effectively given when they are received by the addressee thereof, but if sent by certified mail, they shall be effectively given three (3) days after being deposited in the United States Mail.  The Company and the Guarantor may change their respective address for such communications by giving notice to the other in conformity with this Section.

10.7.  Amendment and Waiver.  This Guaranty may not be amended, modified or supplemented except by a writing duly executed by the Guarantor and a duly authorized officer of the Company.  No provision of this Guaranty or right of the Company under this Guaranty can be waived except by a writing duly executed by a duly authorized officer of the Company.  No waiver by the Company of a breach of any provision of this Guaranty shall be construed as a waiver of any subsequent or different breach, and no forbearance by the Company to seek a remedy for noncompliance or breach by the Guarantor shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

10.8.  Time.  Time is of the essence with respect to each provision of this Guaranty.

10.9.  Severability.  The invalidity or unenforceability of any particular provision of this Guaranty shall not affect the other provisions, and this Guaranty shall be construed in all respects as if any invalid or unenforceable provision were omitted.

10.10.  Further Action.  The Guarantor agrees to perform any further acts and to execute and deliver any other documents which may be necessary in the opinion of the Company to effect the provisions of this Guaranty.

10.11.  Headings.  The section and other headings contained in this Guaranty are for reference purposes only and shall not affect in any way the meaning or interpretation of this Guaranty.

IN WITNESS WHEREOF, the Guarantor, intending to be bound, has executed this Guaranty as of the year and date first above written.

GUARANTOR:

/s/ Jose D. Penafiel
Name:	Jose D. Penafiel
Title:	Director